As filed with the Securities and Exchange Commission on December 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forte Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1243872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

(310) 618-6994

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul A. Wagner, Ph.D.

Chief Executive Officer

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

(310) 618-6994

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

12235 El Camino Real

San Diego, CA 92130-3002

(858) 350-2300

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, dated December 13, 2024

PROSPECTUS

Forte Biosciences, Inc.

9,546,944 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to 9,546,944 shares (the “Shares”) of common stock, par value $0.001 per share, of Forte Biosciences, Inc., a Delaware corporation (the “Company”), by the selling stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors (the “selling stockholders”), which consists of 4,931,389 outstanding shares of our common stock held by the selling stockholders and 4,615,555 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock. The Shares were issued and sold to the selling stockholders in a private placement (the “Private Placement”) pursuant to a securities purchase agreement among us and such selling stockholders dated November 19, 2024 (the “Purchase Agreement”). Concurrently with the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, and we are registering the Shares being offered hereunder pursuant to such registration rights agreement on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares offered by this prospectus.

We have agreed, pursuant to the registration rights agreement, to bear all of the expenses incurred in connection with the registration of the Shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

The selling stockholders identified in this prospectus may offer the Shares pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 14. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.

The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

We are a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we have elected to rely on certain reduced public company disclosure requirements. See “Implications of Being a Smaller Reporting Company.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “FBRX.” On December 6, 2024, the last reported sale price of our common stock was $28.00 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page  5 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024

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ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference” before buying any of the securities being offered.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

Neither we nor the selling stockholders have authorized any person to provide you any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and cannot provide assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find Additional Information” and “Incorporation by Reference”.

Information contained in this prospectus concerning the market and the industry in which we compete, including our market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by us based on such sources and our knowledge of the markets for our services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable; however, we have not verified the accuracy or completeness of third-party data. The industry in which we operate is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the Risk Factors incorporated herein in the section entitled “Risk Factors” and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Forte Biosciences, Inc.,” “we,” “our” and “us” refer, collectively, to Forte Biosciences, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

Forte Biosciences, Inc. (www.fortebiorx.com) and its subsidiaries (“Forte”, “we”, “our”) is a clinical-stage biopharmaceutical company whose lead product candidate is FB102. FB102 is a proprietary anti-CD122 monoclonal antibody therapeutic candidate with potentially broad autoimmune and autoimmune-related indications.

Our FB102 program aims to address key pathways implicated in these indications with a CD122 antagonist. CD122 is a subunit of IL-2/IL-15 receptors which are key regulators of NK cells and certain T cell subsets.

In FB102 mechanistic in-vitro studies, human donor T and NK cells were stimulated with either IL2 or IL15 in the presence or absence of FB102. FB102 significantly inhibited proliferation (4-5x inhibition in the proliferation of T cells and 6-8 fold inhibition in the proliferation of NK cells) and also inhibited activation of T cells. The level of FB102 inhibition of proliferation and activation was at levels comparable to unstimulated cells. Human donor regulatory T cell (Treg) studies stimulated with IL2 demonstrated comparable proliferation both in the presence and absence of FB102. Additionally, in-vitro assays demonstrated superiority of FB102 compared to competing antibodies.

In the 4- and 13-week non-human primate (NHP) studies, after a single dose, FB102 demonstrated significant reductions in the NK cell pharmacodynamic marker (up to approximately 80%-90%). Additionally, after multiple doses at exposures comparable to human therapeutic doses, Treg levels in the FB102 dosing arm were similar to vehicle supporting the in-vitro data and the mechanism of action of FB102.

The primary objective of the Phase 1 trial was to assess the safety, tolerability and pharmacokinetics of single and multiple ascending doses of FB102. Three cohorts of single and two cohorts of multiple ascending doses in healthy volunteers were successfully completed and demonstrated a good safety profile. No dose limiting toxicities were observed. FB102 demonstrated significant reductions in the NK cell pharmacodynamic marker (greater than approximately 70%). Based on the successful completion of the phase 1 healthy volunteer cohorts, we initiated a patient-based trial in celiac disease in the third quarter of 2024. The study is currently enrolling and top-line results are expected in the second quarter of 2025.

Celiac disease is an autoimmune disease that is triggered by consuming gluten and results in damage to the small intestine. Symptoms include diarrhea, fatigue, headaches, anemia, nausea and dermatitis herpetiformis (an itchy skin rash). A significant patient population of celiac disease patients do not respond to gluten free diet. The health consequences for not treating include malnourishment, cancer, other autoimmune conditions. It is estimated that 1:133 in US (2.5 million people) have celiac disease (Fasano, Arch Intern Med. 2003 PMID: 12578508) and that 0.3% to 0.5% of celiac disease patients are non-responsive (Malamut Gastroenterology. 2024 38556189). There are no approved treatment options for celiac disease.

FB102 has potentially other autoimmune and autoimmune-related applications including vitiligo, alopecia areata, type 1 diabetes (T1D) and graft-versus-host disease (GvHD).

Vitiligo is a disease of the skin mediated primarily by NK and CD8+ T cells that attack melanocytes leading to patchy depigmentation of the skin. It is estimated that vitiligo affects 2 million people in the U.S (NIH). The global vitiligo treatment market size was estimated at $1.2 billion in 2018 and is projected to reach $1.9 billion by 2026 (Fortune Business Insights).

Alopecia areata is a disease in which immune cells attack and damage hair follicles and is mediated primarily by CD8+ T cells and NK cells. The global alopecia treatment market was valued at $2.7 billion in 2018, and is projected to reach $3.9 billion by 2026, registering a CAGR of 4.6% from 2019 to 2026 (Allied Mkt Research).

Type 1 diabetes is caused by autoreactive T Cells destroying insulin-producing pancreatic ß-cells. CD8+ T cells with receptors recognizing ß-cell specific peptides are enriched in pancreatic islets of T1D patients. Environmental stress causes ß-cells to upregulate MHC and to express IL-15 and IL-15RA. (Herold 2024 Nat Rev Immunol. PMID 38308004). It is estimated that 64,000 people are diagnosed with T1D annually (https://beyondtype1.org/type-1-diabetes-statistics/).

GvHD is a complication that may occur after an allogeneic transplant and is where donor’s T-cells attack the patient’s healthy cells. There are 2 main types of GvHD—acute GvHD and chronic GvHD. The severity of symptoms range from mild to fatal. U.S. prevalence of acute GvHD is estimated at approximately 5,000 cases and occurs in up to 50% of allogeneic stem cell transplant recipients (www.lls.org/booklet/graft-versus-host-disease).

Corporate Information

Our principal executive offices are located at 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, and our telephone number at that address is (310) 618-6994. Our corporate website is located at www.fortebiorx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus solely as an inactive textual reference.

Additional Information

We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (“SEC”). All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

Private Placement

On November 19, 2024, in connection with the Private Placement, we entered into the Purchase Agreement with the selling stockholders named in this prospectus. Concurrently with the Purchase Agreement, we entered into the Registration Rights Agreement with the selling stockholders. Under the terms of the Registration Rights Agreement, we agreed to prepare and file, within 30 days after the closing of the Private Placement, one or more registration statements with the SEC to register the Shares for resale, and to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable.

At the closing of the Private Placement on November 21, 2024, we sold and issued to the selling stockholders (i) 4,931,389 shares of our common stock at a purchase price of $5.5520 per share or higher as set forth on Exhibit A to the Purchase Agreement and (ii) 4,615,555 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock at a purchase price of $5.5510 per share and an exercise price of $0.001 per share. The total purchase price paid by the selling stockholders in the Private Placement was approximately $53 million.

The offer and sale of the securities in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We relied on an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof. Each of the selling stockholders has represented to us that such selling stockholder is an “accredited investor,” as defined in Regulation D of the Securities Act, and that the securities purchased by such selling stockholder were being acquired solely for such selling stockholder’s own account and for investment purposes and not with a view to its future sale or distribution.

The description of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which were filed as exhibits to our Current Report on Form 8-K, filed on November 20, 2024. See “Where You Can Find More Information” and “Incorporation by Reference.” The representations, warranties and covenants made by us in such agreements were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250.0 million and annual revenues in excess of $100.0 million, or a non-affiliate public float in excess of $700.0 million, each as determined on an annual basis. A smaller reporting company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

THE OFFERING

Common stock registered for sale by selling stockholders	9,546,944 Shares, consisting of 4,931,389 outstanding shares of our common stock held by the selling stockholders and 4,615,555 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. See “Use of Proceeds” for additional information.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for additional information.

Risk factors	You should read the “Risk Factors” section included in or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“FBRX”

The selling stockholders named in this prospectus may offer and sell up to 9,546,944 shares of our common stock. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issued to the selling stockholders in the Private Placement, respectively, as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the risks and uncertainties discussed below and under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, and in Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, together with the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe below and in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial could materially adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

Risks Related to This Offering.

The number of shares of common stock being registered for sale is significant in relation to the number of outstanding shares of our common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. Upon effectiveness of the registration statement, 9,546,944 shares of the common stock registered hereunder may be resold in the public market immediately without restriction. These shares represent a large number of shares of our common stock and, if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the section captioned “Risk Factors” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition of up to 9,546,944 Shares, which consist of (i) 4,931,389 outstanding shares of our common stock held by the selling stockholders and (ii) 4,615,555 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock that are held by the selling stockholders. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. We cannot predict when or whether any of the selling stockholders will exercise their pre-funded warrants. See “Prospectus Summary—Private Placement.”

The pre-funded warrants provide that a holder of pre-funded warrants does not have the right to exercise pre-funded warrants if such holder, together with its affiliates, would beneficially own in excess of 19.99% (or less for certain selling stockholders) of the number of shares of our common stock outstanding immediately before or after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that any holder with a Beneficial Ownership Limitation below 19.99% may increase the Beneficial Ownership Limitation by giving notice to the Company, but not in excess of 19.99%. Throughout this prospectus, when we refer to the shares of common stock being registered on behalf of the selling stockholders, we are referring to the outstanding shares of our common stock and the shares issuable upon the exercise of outstanding pre-funded warrants without giving effect to the Beneficial Ownership Limitation.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of December 6, 2024. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” as may be supplemented and amended from time to time. We do not know how long the selling stockholders will hold the shares before selling them, and except as set forth below under “Relationship with Selling Stockholders,” we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.

The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our common stock beneficially held by such selling stockholder as of December 6, 2024, (ii) the number of shares of our common stock that may be offered under this prospectus, and (iii) the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares of our common stock registered hereunder are sold. The table below and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. The percentages of shares owned after the offering are based on 6,393,323 shares of common stock outstanding as of December 6, 2024, and 4,615,555 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock that are held by the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After Offering (2)
	Number	Offered	Number	Percentage
Entities Affiliated with OrbiMed (3)	3,602,846	3,602,846	—	—
Entities Affiliated with Janus Henderson Investors US LLC (4)	1,441,016	1,441,016	—	—
Entities Affiliated with Tybourne Strategic Opportunities Fund II LP (5)	1,225,781	1,080,800	278,328	2.50%
Infinity Funds ICAV—Absolute Return Fund (6)	180,115	180,115	—	—
Ikarian Healthcare Master Fund, LP (7)	701,291	512,733	188,558	1.71%
Boothbay Absolute Return Strategies, LP (8)	211,561	154,669	56,892	*
Boothbay Diversified Alpha Master Fund, LP (9)	72,630	53,104	19,526	*
Entities Affiliated with BVF Partners L.P. (10)	659,639	540,357	119,282	1.08%
Entities Affiliated with Alger Dynamic Return Fund, LLC (11)	958,925	744,776	143,108	1.30%
Woodline Master Fund LP (12)	223,355	223,355	—	—
Nemean Asset Management, LLC (13)	432,276	432,276	—	—
Funicular Funds, LP (14)	222,163	144,092	78,071	*
Matthew Perry (15)	144,092	144,092	—	—
WS Investment Company, LLC (24A) (16)	90,057	90,057	—	—
Franklin M. Berger (17)	105,000	81,051	23,949	*
Christopher Roenfeldt (18)	69,384	45,028	24,356	*
The Red Hook Fund LP (19)	36,023	36,023	—	—
Antony A. Riley (20)	38,397	22,514	15,883	*
Henry Talbot Jr. (21)	18,926	9,005	9,921	*
Wade Aaron (22)	9,949	9,005	944	*

*	Less than 1%
(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus.

(2)

We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)

Consists of (i) 300,000 shares of common stock and 1,501,423 shares of common stock issuable upon the exercise of pre-funded warrants held by OrbiMed Private Investments IX, LP (“OPI IX”), (ii) 210,000 shares of common stock and 1,050,996 shares of common stock issuable upon the exercise of pre-funded warrants held by OrbiMed Genesis Master Fund, L.P. (“Genesis”), and (iii) 90,000 shares of common stock and 450,427 shares of common stock issuable upon the exercise of pre-funded warrants held by The Biotech Growth Trust PLC (“BIOG”). OrbiMed Capital GP IX LLC (“GP IX”) is the general partner of OPI IX, and OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP IX. By virtue of such relationships, GP IX and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by OPI IX and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors is the managing member of Genesis GP. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis and OPI IX, except to the extent of its or his pecuniary interest therein if any. OrbiMed Capital LLC (“OrbiMed Capital”) is the portfolio manager of BIOG. OrbiMed Capital exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by BIOG, except to the extent of its or his pecuniary interest therein if any. The address for each of OPI IX, Genesis, and BIOG is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York.
(4)

Consists of (i) 831,680 shares of common stock and 470,998 shares of common stock issuable upon the exercise of pre-funded warrants held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus I”), and (ii) 88,320 shares of common stock and 50,018 shares of common stock issuable upon the exercise of pre-funded warrants held by Janus Henderson Biotech Innovation Master Fund II Limited (“Janus II”). These shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for Janus I and Janus II and has the ability to make decisions with respect to the voting and deposition of the shares subject to the oversight of the board of directors of Janus I and Janus II. Under the terms of its management contract with Janus I and Janus II, Janus has overall responsibility for directing the investments of Janus I and Janus II in accordance with the Selling Securityholder’s investment objective, policies and limitations. Janus I and Janus II have one or more portfolio managers appointed by and serving at the pleasure of Janus whom makes decisions with respect to the disposition of the shares offered hereby. The portfolio managers for Janus I and Janus II are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas, each of whom disclaims beneficial ownership of the shares held by Janus I and Janus II, except to the extent of his pecuniary interest therein if any. The address for each of Janus I and Janus II is 151 Detroit Street, Denver, CO 80206.

(5)

Consists of (i) 599,270 shares of common stock and 720,098 shares of common stock issuable upon the exercise of pre-funded warrants held by Tybourne Strategic Opportunities Fund II LP (“TSOF II”), (ii) 20,711 shares of common stock held by TSOF Co-investment Fund 3 LP (“TSOF Co-Investment Fund 3”), and (iii) excludes 19,049 shares of common stock issuable upon the exercise of pre-funded warrants held by TSOF Co-Investment Fund 3. In accordance with the Beneficial Ownership Limitation of the pre-funded warrants, TSOF II and TSOF Co-investment Fund 3 are prohibited from exercising such pre-funded warrants to the extent that, immediately prior to or as a result of such exercise, TSOF II and TSOF Co-investment Fund 3 would, together with affiliates and any persons who are members of a Section 13(d) group with these funds or their affiliates, beneficially own more than 9.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. Tybourne Strategic Opportunities GP II Limited, which is indirectly owned by Tybourne Kesari Limited (“Tybourne Kesari”), is the general partner of TSOF II and Co-investment Fund 3 LP. Each of Tybourne Strategic Opportunities GP II Limited and Tybourne Kesari may be deemed a beneficial owner of, and Viswanathan Krishnan (“Mr. Krishnan”) may be deemed to have sole voting and dispositive power over, the shares held by, and all shares acquirable upon the exercise of the pre-funded warrants held by, each of TSOF II and TSOF Co-investment Fund 3. Each of Tybourne Strategic Opportunities GP II Limited, Tybourne Kesari and Mr. Krishnan hereby disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest therein. The address of TSOF II and TSOF Co-investment Fund 3 is c/o Tybourne Capital Management (HK) Limited, Suites 818-822, 8/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong.

(6)

Consists of (i) 180,115 shares of common stock held by Infinity Funds ICAV—Absolute Return Strategies LP. The address for Infinity Funds ICAV—Absolute Return Strategies LP is c/o Infinity Investment Partners Ltd. 21 Knightsbridge, 6th Floor, SW1X 7LY London, United Kingdom.

(7)

Consists of (i) 402,038 shares of common stock and 299,253 shares of common stock issuable upon the exercise of pre-funded warrants held by Ikarian Healthcare Master Fund, LP (“Ikarian”). Neil Shahrestani may be deemed to be the beneficial owner of the shares held by Ikarian and disclaims such beneficial ownership of the shares held by Ikarian, except to the extent of his pecuniary interest therein if any. The address for Ikarian is 100 Crescent Ct., Suite 1620, Dallas, TX 75201.
(8)

Consists of 121,302 shares of common stock and 90,289 shares of common stock issuable upon the exercise of pre-funded warrants held by Boothbay Absolute Return Strategies, LP (“Boothbay ARS”). Neil Shahrestani may be deemed to be the beneficial owner of the shares held by Boothbay ARS, and disclaims such beneficial ownership of the shares held by Boothbay ARS, except to the extent of his pecuniary interest therein if any. The address for Boothbay ARS is 140 E 45th Street, 16th Floor, New York, NY 10017.

(9)

Consists of 41,636 shares of common stock and 30,994 shares of common stock issuable upon the exercise of pre-funded warrants held by Boothbay Diversified Alpha Master Fund, LP (“Boothbay AMF”). Neil Shahrestani may be deemed to be the beneficial owner of the shares held by Boothbay AMF, and disclaims such beneficial ownership of the shares held by Boothbay AMF, except to the extent of his pecuniary interest therein if any. The address for Boothbay AMF is 140 E 45th Street, 16th Floor, New York, NY 10017.

(10)

Consists of (i) 305,566 shares of common stock and 33,294 shares of common stock issuable upon the exercise of pre-funded warrants held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 246,319 shares of common stock and 27,234 shares of common stock issuable upon the exercise of pre-funded warrants held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 30,882 shares of common stock and 3,469 shares of common stock issuable upon the exercise of pre-funded warrants held by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), and (iv) 11,515 shares of common stock and 1,360 shares of common stock issuable upon the exercise of pre-funded warrants held by MSI BVF SPV, LLC (“MSI”). BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2, Trading Fund OS, and MSI, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and MSI. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert (“Mr. Lampert”), as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the Shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS and MSI. The address of the entities affiliated with BVF Partners L.P. is C/O BVF Partners L.P., 44 Montgomery St, 40th Floor, San Francisco, CA 94104.

(11)

Consists of (i) 135,069 shares of common stock held by Alger Health Sciences Fund, (ii) 183,375 shares of common stock held by Alger Dynamic Opportunities Fund, (iii) 230,459 shares of common stock held by Alger Life Sciences Innovation Fund, L.P., (iv) 51,719 shares of common stock held by Alger SICAV—Alger Dynamic Opportunities Fund, (v) 50,909 shares of common stock held by Alger 35 Fund, (vi) 90,058 shares of common stock held by Children’s Medical Center Foundation, (vii) 74,228 shares of common stock held by Alger Dynamic Return Fund, LLC, and (viii) 143,108 shares of common stock beneficially owned by Alger Associates, Inc., and held by funds affiliated with Alger Associates, Inc. Dr. Sanjiv Talwar is the portfolio manager of Alger Health Sciences Fund, Alger Life Sciences Innovation Fund, L.P., and Children’s Medical Center Foundation, and may be deemed to beneficially own the shares beneficially owned by Alger Health Sciences Fund, Alger Life Sciences Innovation Fund, L.P., and Children’s Medical Center Foundation, and Dr. Sanjiv Talwar disclaims beneficial ownership of securities beneficially owned by Alger Health Sciences Fund, Alger Life Sciences Innovation Fund, L.P., and Children’s Medical Center Foundation. Dan Chung is the portfolio manager of Alger Dynamic Opportunities Fund, Alger SICAV—Alger Dynamic Opportunities Fund, Alger 35 Fund, and Alger Dynamic Return Fund, LLC, and may be deemed to beneficially own the shares beneficially owned by Alger Dynamic Opportunities Fund, Alger SICAV—Alger Dynamic Opportunities Fund, Alger 35 Fund, and Alger Dynamic Return Fund, LLC, and

Dan Chung disclaims beneficial ownership of securities beneficially owned by Alger Dynamic Opportunities Fund, Alger SICAV—Alger Dynamic Opportunities Fund, Alger 35 Fund, and Alger Dynamic Return Fund, LLC. The address of each of the above named entities is 100 Pearl Street, 27th Floor, New York, NY 10004.
(12)

Consists of 223,355 shares of common stock held by Woodline Master Fund LP. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The principal business address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(13)

Represents the shares purchased by Nemean Asset Management, LLC in the Private Placement, which consists of 432,276 shares of common stock. Steven Oliveira is the managing member of Nemean Asset Management, LLC, and may be deemed to beneficially own the shares beneficially owned by Nemean Asset Management, LLC. Mr. Oliveira disclaims beneficial ownership of the securities beneficially owned by Nemean Asset Management, LLC.

(14)

Consists of 222,163 shares of common stock held by Funicular Funds, LP. Jacob Haft Ma-Weaver the managing member of Cable Car Capital LLC, the general partner of Funicular Funds, LP, and may be deemed to beneficially own the shares beneficially owned by Funicular Funds, LP. Jacob Haft Ma-Weaver disclaims beneficial ownership of securities beneficially owned by Funicular Funds, LP. The principal business address of Funicular Funds, LP is 601 California Street, Suite 1151, San Francisco, CA 94108.

(15)	Consists of 144,092 shares of common stock purchased by Mr. Perry in the Private Placement.
(16)

Consists of 90,057 shares of common stock purchased by WS Investment Company, LLC (24A) in the Private Placement. James Hinson is the director of WS Investment Company, LLC (24A), and may be deemed to beneficially own the shares beneficially owned by WS Investment Company, LLC (24A). Mr. Hinson disclaims beneficial ownership of securities beneficially owned by WS Investment Company, LLC (24A). The principal business address of WS Investment Company, LLC (24A) is 650 Page Mill Rd, Palo Alto, CA 94304.

(17)

Consists of (i) 81,051 shares of common stock purchased by Mr. Berger in the Private Placement and (ii) 23,949 shares of common stock held by FMB Research LLC. Mr. Berger is the managing director of FMB Research LLC, and may be deemed to beneficially own the shares beneficially owned by FMB Research LLC. Mr. Berger disclaims beneficial ownership of securities beneficially owned by FMB Research LLC. The principal business address of FMB Research LLC is 600 Lexington Avenue, 30th Floor, New York, NY 10022.

(18)

Consists of (i) 59,536 shares of common stock, (ii) 9,473 shares of common stock underlying options held by Mr. Roenfeldt that are exercisable as of December 6, 2024 or that will become exercisable within 60 days after such date, and (iii) 375 shares of common stock issuable upon vesting of time-based RSUs vesting within 60 days of December 6, 2024.

(19)

Consists of 36,023 shares of common stock held by The Red Hook Fund LP. Mathew Lazarus and Jeff Lopatin are the managing members of The Red Hook Fund LP, and may each be deemed to beneficially own the shares beneficially owned by The Red Hook Fund LP. Mathew Lazarus and Jeff Lopatin each disclaims beneficial ownership of securities beneficially owned by The Red Hook Fund LP. The principal business address of The Red Hook Fund LP is 44 Ball Road, Mountain Lakes, NJ 07046.

(20)

Consists of (i) 30,766 shares of common stock, (ii) 7,256 shares of common stock underlying options held by Mr. Riley that are exercisable as of December 6, 2024 or that will become exercisable within 60 days after such date, and (iii) 375 shares of common stock issuable upon vesting of time-based RSUs vesting within 60 days of December 6, 2024.

(21)

Consists of (i) 13,782 shares of common stock, (ii) 4,994 shares of common stock underlying options held by Mr. Talbot that are exercisable as of December 6, 2024 or that will become exercisable within 60 days after such date, and (iii) 150 shares of common stock issuable upon vesting of time-based RSUs vesting within 60 days of December 6, 2024.

(22)

Consists of (i) 9,005 shares of common stock and (ii) 944 shares of common stock underlying options held by Mr. Aaron that are exercisable as of December 6, 2024 or that will become exercisable within 60 days after such date.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on November 19, 2024, we entered into the Purchase Agreement with certain of the selling stockholders pursuant to which we sold shares of common stock to such selling stockholders, and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus.

Other than (i) Antony A. Riley, who is our Chief Financial Officer, (ii) Christopher Roenfeldt, who is our Chief Operating Officer, (iii) Henry Talbot, Jr., who is our Head of Upstream Manufacturing and Quality, and (iv) Wade Aaron, who is our Senior Director of Biology, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date that all the shares covered by this prospectus cease to be “Registrable Securities” (as defined in the Registration Rights Agreement).

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus is being passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Certain members of, and investment partnerships comprised of members of, and person associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 1.5% of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements of Forte Biosciences, Inc. as of and for the year ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Forte Biosciences, Inc. (the “Company”) as of and for the year ended December 31, 2022, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by CBIZ CPAs P.C. (formerly Mayer Hoffman McCann P.C.), independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing, in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fortebiorx.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No.1 on Form 10-K/A;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;

•

our Current Reports on Form 8-K filed on February 16, 2024, March  18, 2024, May  13, 2024, June 14,  2024, August  14, 2024, August  22, 2024, August  30, 2024, September  20, 2024, November  20, 2024, and December 3, 2024; and

•	The description of our common stock contained in Annual Report on Form 10-K filed on February 27, 2020.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at www.fortebiorx.com by viewing the “SEC Filings” subsection of the “Investor Relations” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Forte Biosciences, Inc.

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Attn: Investor Relations

(310) 618-6994

9,546,944 Shares of Common Stock

PROSPECTUS

    , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the offering described in this registration statement and the Private Placement, all of which will be paid by us. All amounts are estimates other than the Securities and Exchange Commission’s registration fee:

Amount to be Paid
SEC registration fee	$35,051
Accounting fees and expenses	$67,000
Legal fees and expenses	$75,000
Printing fees and engraving expenses	—
Miscellaneous expenses	—

Total	$177,051

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The registrant’s amended and restated certificate of incorporation contains provisions that limit the liability of our directors and certain of our officers for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Similarly, the registrant’s officers who at the time of an act or omission as to which liability is asserted consented to or are deemed to have consented to certain service of process rules under Delaware law will not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duties as officers, except for liability in connection with:

•	any breach of their duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any transaction from which they derived an improper personal benefit; or

•	any action by or in the right of the corporation.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the registrant’s directors and officers will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the registrant’s amended and restated bylaws provide that the registrant will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. The registrant’s amended and restated bylaws will also provide that the registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements that the registrant has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the registrant’s directors and executive officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the registrant’s directors or officers, or is or was one of the registrant’s directors or officers serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

The registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the registrant with respect to payments that may be made by the registrant to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Item 16.	Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
4.1	Form of Pre-Funded Warrant	8-K		4.1	11/20/2024

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X

10.1	Securities Purchase Agreement, dated November 19, 2024, by and among the Company and the Purchasers	8-K		10.1	11/20/2024

10.2	Registration Rights Agreement, dated November 19, 2024, by and among the Company and the Purchasers	8-K		10.2	11/20/2024

23.1	Consent of CBIZ CPAs P.C., Independent Registered Public Accounting Firm					X

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

107	Filing Fee Table					X

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 13, 2024.

FORTE BIOSCIENCES, INC.

By:	/s/ Paul A. Wagner, Ph.D.
Paul A. Wagner, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul A. Wagner, Ph.D. and Antony A. Riley, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul A. Wagner, Ph.D. Paul A. Wagner, Ph.D.	Chief Executive Officer and Chairperson of the Board (Principal Executive Officer)	December 13, 2024

/s/ Antony Riley Antony Riley	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2024

/s/ Scott Brun, M.D. Scott Brun, M.D.	Director	December 13, 2024

/s/ Shiv Kapoor Shiv Kapoor	Director	December 13, 2024

/s/ Richard Vincent Richard Vincent	Director	December 13, 2024

/s/ Steven Kornfeld Steven Kornfeld	Director	December 13, 2024

/s/ Stephen Doberstein, Ph.D. Stephen Doberstein, Ph.D.	Director	December 13, 2024

/s/ Barbara Finck, M.D. Barbara Finck, M.D.	Director	December 13, 2024

/s/ David Gryska David Gryska	Director	December 13, 2024